CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------




The Board of Directors
GST Telecommunications, Inc.


We consent to the use of our report over the financial statements of International Telemanagement Group, Inc., included herein, dated Juuly 21, 1995 in the Registration Statement of Form S-8, dated June 28, 1996, of GST Telecommunications, Inc. and to the references to our firm under the "Experts" heading in the prospectus.


                                                  /s/ KPMG Peat Marwick LLP
                                                  -------------------------
                                                  KPMG Peat Marwick LLP

Portland, Oregon
June 28, 1996